UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, FL	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 26, 2024, ShiftPixy, Inc. (the “Company”) was notified by the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the $35 million market value of listed securities (“MVLS”) threshold for the preceding 30 consecutive business days, the Company no longer satisfied Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”) and was granted a 180-day grace period to regain compliance with the MVLS Rule, through August 26, 2024. The Staff calculates MVLS based upon the Company’s total shares outstanding, multiplied by the closing bid price for the Company’s common stock.

On August 28, 2024, the Company received formal notice from the Staff that, based upon the Company’s continued non-compliance with the MVLS Rule as of August 26, 2024, the Company’s common stock was subject to delisting from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearing Panel (the “Panel”). The Company plans to timely request a hearing, which request will stay any further action by Nasdaq at least pending the ultimate conclusion of the hearing process.

The Company is considering all available options to regain compliance with the MVLS Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance with the MVLS Rule or maintain compliance with the other applicable Nasdaq listing criteria within any extension period that may be granted to the Company by the Panel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: August 29, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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